CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Flex Resources Co. Ltd. for the year ended July 31, 2008, we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	the Annual Report on Form 10-K of Flex Resources Co. Ltd. for the year ended July 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-K for the year ended July 31, 2008, fairly presents in all material respects, the financial condition and results of operations of Flex Resources Co. Ltd.

By:	/s/ Michael T. Dendinger

Name:	Michael T. Dendinger

Title:	Chief Executive Officer, Chief Financial Officer and Director

Date:	October 28, 2008